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                                      U.S. Securities And Exchange Commission
                                               Washington, D.C. 20549

                                                      Form 8-K


                                              CURRENT REPORT PURSUANT
                                           TO SECTION 13 OR 15(D) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934


                                            ELITE PHARMACEUTICALS, INC.
 ....................................................................................................................
                               (Exact name of registrant as specified in its charter)


                         333-45241                                             22-3542636
 ....................................................................................................................
                  (Commission File Number)                        (I.R.S. Employer Identification No.)

 ....................................................................................................................
     165 Ludlow Avenue, Northvale, New Jersey                                   07647
 ....................................................................................................................
           (Address of principal executive office)                             (Zip Code)

                                                   (201) 750-2646
 ....................................................................................................................
                                 Registrant's telephone number, including area code



 ....................................................................................................................
                           (Former Name or Former Address, if Changed Since Last Report)

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 ................................................................................

Item 5.   Other Events

         The Company recently concluded a private placement of its securities resulting in the issuance of 1,275,002 shares of its common stock and 637,501 warrants. The private placement resulted in net proceeds to the Company of $4,452,500.

         The information set forth in the press release issued by Elite Pharmaceuticals, Inc. attached hereto as Exhibit 99.1, is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits

          99.1 Press release of Elite Pharmaceuticals, Inc. dated July 8,1999.




                                                     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ELITE PHARMACEUTICALS, INC.



                                                     By:

Mark I. Gittelman, Treasurer



Date: August 4, 1999

EXHIBIT INDEX


Item No.

99.1 Press release of Elite Pharmaceuticals, Inc. dated July 8, 1999.

                                        3




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FOR IMMEDIATE RELEASE

ELITE CONCLUDES PRIVATE PLACEMENT OF ITS SECURITIES

July 8, 1999. Northvale, NJ Elite Pharmaceuticals, Inc. (OTC:BB ELIP) recently raised $4,452,500 in a private placement of its securities. It intends to use the bulk of the proceeds to fund working capital requirements, including conducting clinical studies and product development with the object of obtaining FDA approval. Elite also anticipates completing the issuance of tax-exempt bonds by the New Jersey Economic Development Authority in the aggregate principal amount of up to $3,000,000. Elite intends to apply the proceeds of the bond financing to its new expanded facility in Northvale, New Jersey, to purchase manufacturing equipment and qualify it to be a GMP facility by the FDA. This is in keeping with Elite's goal of manufacturing pharmaceutical products in sufficient quantities to seek FDA approval of drug products.

Elite Pharmaceuticals, Inc. through its wholly owned subsidiary is engaged in the development of oral controlled release products such as delayed, sustained or targeted release tablets and capsules. It has developed several products in cardiovascular, anti-inflammatory and anti-diabetic therapeutic categories and has undertaken contract development for some major pharmaceutical companies.

All statements other than statements of historical fact contained in this Press Release are forward looking statements. Forward looking statements in this Press Release generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "project," or "expect" or similar statements. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward looking statements include the risks described in the prospectus of ELIP. All forward looking statements in this Press Release are expressly qualified in their entirety by the cautionary statements in this paragraph.

Contact:  Sharon Will, Investor Relations at 212-572-0791 or Fax 212-572-0764.